Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares

Of

A&Q MULTI-STRATEGY FUND

Tendered Pursuant to the Offer to Purchase
Dated March 22, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL

MUST BE RECEIVED BY BNY Mellon Investment
Servicing (US) Inc. EITHER BY MAIL OR BY
FAX BY THE END OF THE DAY ON

THURSDAY, APRIL 18, 2024, AT 12:00 MIDNIGHT,

NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

Regular Mail: UBS Hedge Funds c/o BNY Mellon TA Alternative Investment UBH Funds P.O. Box 534412 Pittsburgh, Pennsylvania 15253-4412	Overnight Delivery: UBS Hedge Funds c/o BNY Mellon TA Alternative Investment UBH Funds P.O. Box 534412 AIM 154-0520 500 Ross Street Pittsburgh, Pennsylvania 15262

For additional information: Phone: (877) 431-1973 Fax: (833) 257-1594

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q Multi-Strategy FUND

You are responsible for confirming that this Notice is received by BNY Mellon Investment Servicing (US) Inc.  To assure good delivery, please send this page to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Shareholder:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Joint Tenant:

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Co-Signatory and Title: